                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-93330) pertaining to the Restated 1988 Stock Option Plan and in the Registration Statements (Form S-3 Nos. 33-98084 and 333-1058 and Form S-4) and related Prospectuses of Endosonics Corporation, of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of Endosonics Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996.





                                        ERNST & YOUNG LLP

Sacramento, California
March 17, 1997